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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts," and to the use of our report dated May 1, 2000, except for the last paragraph of Note 15, as to which the date is May 12, 2000, included in the Proxy Statement of Centennial Technologies, Inc. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-56220) and related Prospectus of Solectron Corporation for the registration of 2,960,000 shares of its common stock.

                                                /s/  ERNST & YOUNG LLP

                                                ERNST & YOUNG LLP


Boston, Massachusetts
March 19, 2001